SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report: (Date of earliest event reported): April 23, 2003

                          Commission File No.: 0-26703



                                 TVE CORPORATION
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             (Exact name of registrant as specified in its charter)



          Delaware                                        98-0206030
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(State  or  other  jurisdiction  of          (IRS Employer  Identification  No.)
incorporation  or  organization)




                          599-B Yonge Street, Suite 317
                                Toronto, Ontario
                                 M4Y 1Z4 Canada
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                    (Address of principal executive offices)



                                 (416) 783-9639
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                           (Issuer  telephone number)

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Item 5.   Other Events and Regulation FD Disclosure.

     The registrant is filing this Form 8-K to announce that it is changing the focus of its business activities effective immediately. The registrant will be focusing on the precious metals and minerals mining industries, with an emphasis on gold mining and activities related to this business. The registrant believes that the resurgent interest in the precious metals and mining industry is currently presenting many opportunities in many facets of this industry. The anticipated activities may include acquiring mining opportunities outright or partial interests therein and/or participating in potential exploration for, delineation of, development of or exploitation of ore bodies that may be found on such mining prospects. Initial activities are expected to commence with a review of numerous international areas, with an emphasis on gold mining. The registrant intends to seek third party financing to fund its endeavors in the precious metals and minerals mining industries.

     The registrant was formerly in the English instruction software/software distribution business.


                                   Signatures

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.


                                                TVE  CORPORATION

April  24,  2003
                                               /s/  Bruce  Cohen
                                               ---------------------------------
                                               Bruce  Cohen
                                               Chief  Executive  Officer

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